As filed with the Securities and Exchange Commission on August 29, 1997
                                               Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------

                            DIGITAL BIOMETRICS, INC.
             (Exact name of Registrant as Specified in Its Charter)

           DELAWARE                         3577                 41-1545069
(State or Other Jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
Incorporation or Organization)   Classification Code Number) Identification No.)

                                5600 ROWLAND ROAD
                           MINNETONKA, MINNESOTA 55343
          (Address, including Zip Code, of Principal Executive Offices)
                                 --------------

                             1990 STOCK OPTION PLAN
                            (Full Title of the Plan)
                                 --------------

             JAMES C. GRANGER, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            DIGITAL BIOMETRICS, INC.
                                5600 ROWLAND ROAD
                           MINNETONKA, MINNESOTA 55343
                                 (612) 932-0888
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    COPY TO:
                              AVRON L. GORDON, ESQ.
                             BRIGGS AND MORGAN, P.A.
                                 2400 IDS CENTER
                          MINNEAPOLIS, MINNESOTA 55402
                                 (612) 334-8400

                                          CALCULATION OF REGISTRATION FEE
================================================================================================================================
                                                                                             Proposed
                                                                Proposed maximum             maximum
    Title of securities to be            Amount to be          offering price per       aggregate offering        Amount of
           registered                     registered                share(1)                 price(1)          registration fee
--------------------------------------------------------------------------------------------------------------------------------
Common stock,
$.01 par value, issuable under
the 1990 Stock Option Plan                 500,000                   $1.875                  $937,500                $285
================================================================================================================================
(1)      Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and based upon the last reported sale for such stock on August 27, 1997, as reported by the Nasdaq National Market
         System.
==================================================================================================================================

REGISTRATION OF ADDITIONAL SECURITIES

         This Registration Statement is being filed by Digital Biometrics, Inc. (the "Company") pursuant to General Instruction E to the Registration Statement on Form S-8 under the Securities Act of 1933, as amended, to register an additional 500,000 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), which will be issued pursuant to the Company's 1990 Stock Option Plan (the "Plan"). A total of 1,500,000 shares of Common Stock issuable under the Plan have been previously registered pursuant to the Company's Registration Statements on Form S-8 filed with the Securities and Exchange Commission on June 28, 1991 (Registration No. 33-41510), June 2, 1993 (Registration No. 33-63984) and March 31, 1995 (Registration No. 33-90900), and the information contained therein is hereby incorporated by reference herein.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Company incorporates herein by reference the following documents or portions of documents, as of their respective dates as filed with the Securities and Exchange Commission (the "Commission"):

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996 (File No. 0-18856) filed with the Commission on December 27, 1996, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

                  (b) The Company's amended Annual Report on Form 10-K/A for the fiscal year ended September 30, 1996 (File No. 0-18856) filed with the Commission on July 11, 1997, pursuant to Section 13 of the Exchange Act;

                  (c) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 1996, March 31, 1997 and June 30, 1997 (File No. 0-18856) filed with the Commission on February 14, May 15 and August 13, 1997, respectively;

                  (d) The Company's amended Quarterly Reports on Form 10-Q/A for the fiscal quarters ended December 31, 1996 and March 31, 1997 (File No. 0-18856) filed with the Commission on July 11, 1997;

                  (e) The Company's Current Reports on Form 8-K filed with the Commission on February 11, February 18, February 25, March 5 and April 15, 1997;

                  (f) The Company's Definitive Schedule 14A (Proxy Statement) (File No. 0-18856) filed with the Commission on February 3, 1997, relating to the Company's Annual Meeting of Stockholders held on March 18, 1997;

                  (g) The Company's Definitive Schedule 14A/A (Notice of Adjournment) (File No. 0-18856) filed with the Commission on March 26, 1997, relating to an adjournment of the Company's Annual Meeting of Stockholders held on April 14, 1997.

                  (h) The description of Common Stock contained in the Company's Registration Statement on Form S-18 (No. 33-36939) filed with the Commission on September 19, 1990, and amended by Amendment Nos. 1, 2 and 3 filed with the Commission on October 30, December 4 and December 6, 1990, respectively.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 8.  EXHIBITS.

Exhibit
Number        Description
------        -----------
5.1           Opinion of Briggs and Morgan, Professional Association
23.1          Consent of Briggs and Morgan, Professional Association (included in Exhibit 5.1)
23.2          Consent of KPMG Peat Marwick LLP
24.1          Power of Attorney (included on Signature Page)

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Minneapolis, state of Minnesota, on this 29th day of August, 1997.

                                DIGITAL BIOMETRICS, INC.


                                By /s/James C. Granger
                                   -----------------------------------------
                                   James C. Granger
                                   President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James C. Granger, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

/s/James C. Granger             President, Chief Executive Officer and        August 29, 1997
--------------------------      Director (Principal Executive Officer)
James C. Granger


/s/John Metil                   Chief Financial Officer (Principal            August 29, 1997
--------------------------      Accounting Officer and Principal Financial
John Metil                      Officer)


                                Director
--------------------------
George Latimer


/s/C. McKenzie Lewis III        Chairman of the Board and Director            August 29, 1997
--------------------------
C. McKenzie Lewis III


                                 Director
--------------------------
Stephen M. Slavin


/s/Jack A. Klingert              Director                                     August 29, 1997
--------------------------
Jack A. Klingert


                                  EXHIBIT INDEX


Exhibit
Number            Description
------            -----------

5.1               Opinion of Briggs and Morgan, Professional Association

23.1 Consent of Briggs and Morgan, Professional Association (included in Exhibit 5.1)

23.2              Consent of KPMG Peat Marwick LLP

24.1              Power of Attorney (included on Signature Page)